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CROWN CRAFTS, INC.

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
CHANNEL PARTNERSHIP II, L.P.
NELSON OBUS
JOSHUA H. LANDES

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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The Wynnefield Capital Group
Presentation to
Institutional Shareholder Services
July 26, 2007

Today’s Agenda
Wynnefield Capital Group – Who We Are
Crown Crafts Situation Analysis
Wynnefield’s Action Plan
Summary

The Wynnefield Capital Group
Value Investor in Small and Micro-Cap
Stocks Since 1992
Long-term, Patient Investors
Under-Followed, Under-Recognized and
Under-Valued companies
Minimal Balance Sheet Risk
Potential to Unlock Value Thru Remedying
Problems
$450M Invested

The Wynnefield Capital Group
Only Take Actions that Benefit Entire
Class of Investors
Constructive Approach Driven By Dialogue
Adherence to Best Practices

The Wynnefield Capital Group
Wynnefield has Worked with Other Companies to Successfully
Create Value
Layne Christensen Company- Worked with the Company on their Capital
Allocation Process.  Stock has increased from $9 to $44.
Cornell Companies, Inc.- Worked to Short-Circuit Attempted Private Equity
Buy-out.  Stock Immediately Traded Over Deal Price.
Supported Negotiations (Through Chairman of Compensation Committee)
which Led to Retention of CEO despite Loss of Deal
Allied Defense Group, Inc.- Granted Board Seat in December 2006, Filled by
Frederick Wasserman
Wasserman Instrumental in Focusing Board and Management on
Impending Significant Financial Issues.
Hands-on Involvement (at the request of Management and the Board)
Played a Key Role in the Successful Negotiations with Note Holders,
Settling Default Claims and Re-financing the Company.

The Wynnefield Capital Group
In Another Situation, First Aviation Service, Inc. (“FAVS”)
Did Not Work With Wynnefield
ISS Supported Wynnefield’s Position, Despite Management’s
Locked-in Majority
Wynnefield was Unsuccessful, as Was Inevitable Due to the Share
Ownership
Wynnefield undertook the campaign as a matter of principle for the benefit of all stockholders
Company has Continued to Struggle and has Now Filed to Go Dark

The Wynnefield Capital Group
Nelson Obus
Wynnefield’s Managing Partner Since 1992
45 Years Experience as a Value Investor
20 Years Experience as a Textile Industry Analyst

Frederick Wasserman
Financial and Management Consultant
Currently serving on 6 Boards
31 Years of Experience with Middle Market Companies
13 Years as a CPA
18 Years as CFO and President
Served as Wynnefield’s Observer to CRWS’s Board

Crown Crafts Situation Analysis
Wynnefield first invested in Crown Crafts in 1999
The Largest Shareholder, Currently owns >14% of the stock
Wynnefield has Been Very Supportive of the Company and the Board to
Date,
Most Notably, No Strings Attached Support of Company’s Controversial Move to Re-
incorporate in Delaware from Georgia.
This Move was Necessary if the Company was to Increase the Number of Shares
Outstanding.  The Increase in Shares was Needed to Support Warrants to be Issued to
the Company’s Banks.
Despite Other Shareholders’ Concerns, Wynnefield Researched the Situation until
Confident that Management was Right and then Provided the support.
Wynnefield Has Actively Pursued Full Voting Board Representation over
Last Several Years, but has been offered only “Advisory Observer” status.

Crown Crafts Situation Analysis
“Past Performance is not Necessarily Indicative of Future Results”
Management has Been Able to Financially Stabilize the Balance Sheet over the Last Several Years
Refinancing Transaction that Resulted in Significant Increase in Equity Value
Continual Improvement in Sourcing
Cost Cutting Efforts
Decision to Close Churchill Weavers
However, They Have Not Been Able to Address Other Critical Areas
Not in Sales and Marketing
Not Strategic in Nature
Capital Structure-Related Initiatives Now In Place Have Been Urged By Wynnefield
Over Last Several Years

Crown Crafts Situation Analysis
Crown Crafts is Now at a Crossroads
Growth Potential without Revenue Momentum is Limited,
despite the Company’s Operational Expertise
The Entire Industry’s Dependence on a Limited Number of
Retailers Eliminates the Company’s Leverage
Company is Vulnerable to Larger Competitors
Without Forward Momentum, the Stock Valuation is
Vulnerable to Any Operational Setback
See Recall of Baby Bibs Earlier This Year
Financially Immaterial;  Valuation Drop Significant

Crown Crafts Situation Analysis
Company Operates in a Very Challenging
Environment
Large Competitors
Overly Reliant on 3 Customers
Customer Base is Capable of Vertical Integration
Dependent on Licensed Properties
Gross Margins are Very Tight

Crown Crafts Situation Analysis
Challenging Environment has led to
Declining Sales over 7 Year Period
Stagnant Operating Income

Crown Crafts Situation Analysis
At This Crossroads, Crown Crafts Requires a
Long Term Strategic Approach to its Challenges
Tactics will Only Carry the Company to a Certain Point
Financial Engineering and Cost Cutting cannot Replace
Revenue Growth
The Board as Currently Comprised has Not Provided the
Vision Necessary to Generate Such a Plan or the Leadership
to Insist Management Provide that Vision

Crown Crafts Situation Analysis
Company has a Thin Management Team
and is Very Dependent on President/CEO
Sales
Sourcing
Licensing
Banking relationship
Investment community
No Announced Succession Plan

Crown Crafts Situation Analysis
Wynnefield believes Good Corporate Governance Practices Create and Protect Shareholder Value
Directors’ Compensation is Paid over 96% Cash, with Only a
Minimal Option Position, Dramatically Out of Line with Current Best
Practices
Corporate Governance Issues Have Resulted in a CGQ of 2 and a
CGQ in Comparison to its Peers of 17.1%
No Nominating Committee
Affiliated Director on Compensation Committee
Staggered Board Structure
Dual CEO/Chairman, without Lead Director
No Governance Committee

Crown Crafts Situation Analysis
Result
Issues have led to
33% decline in Stock Price from February
Exceptionally low EV to EBITDA Ratio Compared to
Peers and Market

Crown Crafts Situation Analysis
Despite The Situation, the Current Board has
Not Insisted on a Succession Plan
Not Instituted a Stock Buy Back Plan until Proxy Fight Began
Not Aggressively Monitored Updated Corporate Governance
Practices
Allowed the Company to Operate without a Long Term
Strategy
Not Hired Financial Advisors to Help Create Shareholder
Value

Crown Crafts Situation Analysis
Can this Board Objectively Consider All Alternatives
When Their Positions are Enhanced by the Status Quo?

Other than Mr. Chestnut, No Director has  Material Stock Holdings.
This Creates Doubt that the Board is Aligned with Stockholder’
Interests.  With the Status Quo, They Continue to receive
Substantial Director’s Fees in Cash
A Substantial Number of Mr. Chestnut’s Shares were earned, not purchased.  This Creates the Same Doubt as to His Approach as
Compared to the Shareholders’ Perspective.  The Status Quo
Allows Him to Accumulate More Shares and Earn Salary and
Bonuses.
Steve Fox Continues to Earn Legal Fees

Wynnefield’s Action Plan
Wynnefield Wants to Ensure
Development and Implementation of Corporate Governance
Best Practices, including Elimination of the Staggered Board
Complete and Correct Information is Available to All
Shareholders
The Shareholders’ Perspective is Prominent in the Company’s
Long Term Planning
That by Working in Cooperation with the Other Board Members, the Company’s Long Term Value (Which the Market is not
Yielding) is Realized by Its Owners

Wynnefield’s Action Plan
Wynnefield Does Not Want to
Sell the Company, unless This is the Best
Alternative after an Complete Analysis is
Performed
Control the Board of Directors
Undermine the Board or the CEO

The Company’s Response
Rather than Addressing the Strategic and
Governance Shortcomings that have Stalled the
Company, Their Responses to Wynnefield’s
Questions were:
Obus is Subject to an SEC lawsuit
Wynnefield has a Short-Sighted, Self-Serving Agenda
Wasserman Takes His Direction From Wynnefield and Obus
Belatedly adopting some of the measures that Wynnefield
has long advocated

Wynnefield’s Action Plan
To Unlock Value For Shareholders We Will:
Address Poor Corporate Governance Practices
Retain Financial Advisor To Help Identify / Analyze Strategic
Options
Develop Strategic Plan for CRWS
Ensure Effective Execution of Plan by Management

Wynnefield’s Action Plan
In Order to Achieve Our Goals, Wynnefield
has nominated 2 Candidates for Election
to the Board
Nelson Obus
Frederick Wasserman
Wynnefield also Supports the Re-Election
of Mr. Chestnut to the Board

Summary
As CRWS’ Largest Shareholder, Our Interests are Directly Aligned
with All Shareholders.  We only Make Money When They Do.
Wynnefield Believes Crown Crafts is at a Crossroads, facing a
Challenging Environment with Less Resources than its Competitors
Crown Crafts Arrives at this Crossroads with Declining Revenues and a Depressed Stock Valuation.
The Board as Currently Comprised Has Failed the Company and its
Shareholders by Allowing Poor Corporate Governance Practices,
Not Having a Properly Researched and Implemented Capital
Allocation Plan or a Management Succession Plan in Place

Summary
It is Imperative that the Company Develop and Implement a Long Term
Plan to Unlock Shareholder Value, with All Options Considered
The Board as Currently Comprised Does Not Include a Director who Shares
the Stockholders’ Perspective as to the Long Term Future of the Company
Wynnefield is a Long-time and By Far Largest Stockholder in the Company,
Owning More than 14% of the Shares and has a History of Working with
Boards of Other Companies to Increase Stockholder Value
Wynnefield Believes that Obus and Wasserman have the Skills, Experience and Perspective to Significantly Increase the Company’s Value.